Exhibit 10.1

THIRD AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This Third Amendment to Loan and Security Agreement (the “Amendment”), is entered into as of November 30, 2015, by and between PACIFIC WESTERN BANK, a California state chartered bank (“Bank”) and VIVEVE, INC. (“Borrower”).

RECITALS

Borrower and Bank (as successor in interest by merger to Square 1 Bank) are parties to that certain Loan and Security Agreement dated as of September 30, 2014 (as amended from time to time, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1)

Bank hereby waives Borrower’s non-compliance with the Performance to Plan Revenue covenant, as more particularly described in Section 6.7(a) of the Agreement, on or before the date of this Amendment. In addition, Bank and Borrower agree that Borrower shall not be required to achieve the Revenue levels required by Section 6.7(a) for the reporting periods ending November 30, 2015 and December 31, 2015.

2)

Bank and Borrower hereby agree that Borrower shall provide to Bank, on or before January 10, 2016, a budget for Borrower’s 2016 fiscal year approved by Borrower’s Board of Directors. The foregoing deadline shall apply in lieu of the deadlines required in Section 6.2(iii) and Section 6.7(a) of the Agreement. Bank shall use that budget to establish one or more financial covenants, with such covenants being incorporated into the Agreement through an amendment, which Borrower hereby agrees to execute.

3)	A new Section 6.7(d) is hereby added to the Agreement, as follows:

(d)     Minimum Cash at Bank. Borrower shall at all times maintain a balance of unrestricted Cash at Bank, plus unrestricted Cash at a Bank Affiliate in an account subject to a control agreement acceptable to Bank, of at least the amount of all Credit Extensions then outstanding, monitored on a daily basis.

4)

Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

5)	Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment.

6)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

7)	As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

a)	this Amendment, duly executed by Borrower;

b)	payment of a $1,000 amendment fee, which may be debited from any of Borrower’s accounts;

c)

payment of all Bank Expenses, including Bank’s expenses for the documentation of this Amendment and any related documents, and any UCC, good standing or intellectual property search or filing fees, which may be debited from any of Borrower’s accounts; and

d)	such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

VIVEVE, INC.		PACIFIC WESTERN BANK

By:	/s/ Scott Durbin	By:	/s/ Brian Kirkpatrick
Name:	Scott Durbin	Name:	Brian Kirkpatrick
Title:	CFO	Title:	VP

[Signature Page to Third Amendment to Loan and Security Agreement]

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